Exhibit 10.13

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	NaturalShrimp Holdings, Inc., a Delaware Corporation (TIN: 20-3350821) 2068 N Valley Mills Dr Waco, TX 76710	Lender:	Extraco Banks, N.A. Commercial - Waco Region 1700 N. Valley Mills Drive Waco, TX 76710

Principal Amount:	Date of Agreement:

DESCRIPTION OF EXISTING INDEBTEDNESS.  Promissory Note dated _________ in the original amount of $_______________.

DESCRIPTION OF COLLATERAL.  A security interest in Extraco Banks, N.A.,

DESCRIPTION OF CHANGE IN TERMS.  Payments will be made according to the payment schedule below.

PROMISE TO PAY.  NaturalShrimp Holdings, Inc., a Delaware Corporation (“Borrower”) promises to pay to Extraco Banks, N.A. (“Lender”), or order, in lawful money of the United States of America, the principal amount of ____________ or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance, calculated as described in the “INTEREST CALCULATION METHOD” paragraph using an interest rate of 4,000% per annum based on a year of 360 days.  Interest shall be calculated from the date of each advance until repayment of each advance or maturity, whichever occurs first.  The interest rate may change under the terms and conditions of the “POST MATURITY RATE” section.

CHOICE OF USURY CEILING AND INTEREST RATE.  The interest rate on this Agreement has been implemented under the “Weekly Ceiling” as referred to in Sections 303.002 and 303.003 of the Texas Finance Code.  However, Lender reserves the right to implement a different interest rate and to renew such rate, provided Lender complies with the requirements of Sections 303.101, 102 and 103 of the Texas Finance Code.

PAYMENT.  Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on _______  In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning _______, with all subsequent interest payments to be due on the same day of each month after that.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any unpaid collection costs.  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

CHANGE IN TERMS AGREEMENT (Continued)	Page 2

INTEREST CALCULATION METHOD.  Interest on this loan is computed on a 365(360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be.  All interest payable under this loan is computed using this method.

PREPAYMENT.  Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.  Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Agreement or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest.  Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest.  Rather, early payments will reduce the principal balance due.  Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language.  If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender.  All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to:  Extraco Banks, N.A., Central Loan Operations, P.O. Box 6108 Temple, TX 76503-6108.

POST MATURITY RATE.  The Post Maturity Rate on this loan is the lesser of (A) the maximum rate allowed by law or (B) 17.000% per annum based on a year of 360 days.  Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate.

DEFAULT.  Each of the following shall constitute an Event of Default under this Agreement:

Payment Default.  Borrower fails to make any payment when due under the Indebtedness.

Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

CHANGE IN TERMS AGREEMENT (Continued)	Page 3

Insolvency.  The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness.  This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor.  Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness evidenced by this Note.

Change in Ownership.  Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change.  A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity.  Lender in good faith believes itself insecure.

Cure Provisions.  If any default, other than a default in payment is curable, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default:  (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (1 5) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS.  Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance under this Agreement, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Agreement or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.

CHANGE IN TERMS AGREEMENT (Continued)	Page 4

EXPENSES.  If Lender institutes any suit or action to enforce any of the terms of this Agreement, Lender shall be entitled to recover such sum as the court may adjudge reasonable.  Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid.  Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender’s expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals, to the extent permitted by applicable law.  Borrower also will pay any court costs, in addition to all other sums provided by law.  In the event of foreclosure of this Agreement, Lender shall be entitled to recover from Borrower permissible fees and actual disbursements that Lender necessarily incurs in pursuing such foreclosure.

GOVERNING LAW.  This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflicts of law provisions.  This Agreement has been accepted by Lender in the State of Texas.

CHOICE OF VENUE.  If there is a lawsuit, and if the transaction evidenced by this Agreement occurred in McLennan County, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of McLennan County, State of Texas.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL.  Borrower acknowledges this Agreement is secured by a security interest in Extraco Banks, N.A.

LINE OF CREDIT.  This Agreement evidences a revolving line of credit.  Advances under this Agreement may be requested either orally or in writing by Borrower or by an authorized person.  Lender may, but need not, require that all oral requests be confirmed in writing.  All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above.  Borrower agrees to be liable for all sums either:  (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender.  The unpaid principal balance owing on this Agreement at any time may be evidenced by endorsements on this Agreement or by Lender’s internal records, including daily computer print-outs.  Lender will have no obligation to advance funds under this Agreement if:  (A) Borrower or any guarantor is in default under the terms of this Agreement or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Agreement; (B) Borrower or any guarantor ceases doing

CHANGE IN TERMS AGREEMENT (Continued)	Page 5

business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Agreement or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Agreement for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.  This revolving line of credit shall not be subject to Ch. 346 of the Texas Finance Code.

CONTINUING VALIDITY.  Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect.  Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms.  Nothing in this Agreement will constitute a satisfaction of the obligation(s).  It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing, Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement.  If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it.  This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

OTHER INDEBTEDNESS.  In addition to the Note, this Agreement secures all obligations, debts, and liabilities of any description of Grantor to Lender now owing or which may hereafter become owing, whether evidenced by note, open account, endorsement, surety, guaranty or otherwise.  However, notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not secure any obligations arising under Subchapters E and F of Chapter 342 of the Texas Finance Code, as amended; an obligation requiring the mandatory purchase of flood hazard insurance under the National Flood Insurance Reform Act of 1994 (12 CFR 22), as amended; an obligation of the type defined by Section 50(a)(6), Article XVI of the Texas Constitution (a Home Equity Loan); or any obligation which applicable law prohibits from being secured by this Agreement.

RENEWAL AND EXTENSION.  This Agreement is given in renewal and extension and not in novation of the following described indebtedness:

SUCCESSORS AND ASSIGNS.  Subject to any limitations stated in this Agreement on transfer of Borrower’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.  If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower’s successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the Indebtedness.

MISCELLANEOUS PROVISIONS.  NOTICE:  Under no circumstances (and notwithstanding any other provisions of this Agreement) shall the interest charged, collected, or contracted for on this Agreement exceed the maximum rate permitted by law.  The term “maximum rate permitted by law” as used in this Agreement means the greater of (a) the maximum rate of interest

CHANGE IN TERMS AGREEMENT (Continued)	Page 6

permitted under federal or other law applicable to the indebtedness evidenced by this Agreement, or (b) the higher, as of the date of this Agreement, of the “Weekly Ceiling” or the “Quarterly Ceiling” as referred to in Sections 303.002, 303.003 and 303.006 of the Texas Finance Code.  If any part of this Agreement cannot be enforced, this fact will not affect the rest of the Agreement.  Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as “charge or collect”), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable).  Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower.  The right to accelerate maturity of sums due under this Agreement does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration.  All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Agreement until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling.  Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them.  Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Agreement, and notice of acceleration of the maturity of this Agreement.  Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Agreement are joint and several.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT.  BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER: NATURALSHRIMP HOLDINGS, INC., A DELAWARE CORPORATION By: Bill G. Williams, Chairman and CEO of NaturalShrimp Holdings, Inc., a Delaware Corporation
LENDER: EXTRACO BANKS, N.A. X Authorized Signer